CHAPMAN AND CUTLER LLP                                  111 WEST MONROE STREET
                                                       CHICAGO, ILLINOIS 60603



                                 June 29, 2011



First Trust Strategic High Income Fund II
120 East Liberty Drive, Suite 400
Wheaton, IL  60187


         Re:         First Trust Strategic High Income Fund II
                   ----------------------------------------------


Ladies and Gentlemen:

      We have acted as counsel to First Trust Strategic High Income Fund II, a Massachusetts business trust (the "Acquiring Fund"), in connection with the Fund's Registration Statement on Form N-14 filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof (the "Registration Statement"), with respect to the Acquiring Fund's common shares of beneficial interest, $0.01 par value per share (the "Shares"), to be issued in exchange for all of the assets and the assumption of all of the liabilities of First Trust Strategic High Income Fund and in exchange for all of the assets and the assumption of all of the liabilities of First Trust Strategic High Income Fund III, as described in the Registration Statement (each, a "Reorganization").

      In connection with the furnishing of this opinion, we have examined the following documents:

             (a) a certificate dated as of a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Acquiring Fund;

             (b) copies of the Acquiring Fund's Declaration of Trust and of all amendments thereto (the "Declaration") on file in the office of the Secretary of the Commonwealth of Massachusetts;

             (c) a certificate of the Secretary of the Acquiring Fund, certifying as to, and attaching copies of, the Fund's Declaration, the Fund's By-laws as currently in effect (the "By-laws") and resolutions adopted by the Board of Trustees at a meeting held on April 18, 2011 (the "Resolutions");

             (d) the Registration Statement;


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June 29, 2011
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             (e) a copy of the form of Agreement and Plan of Reorganization to be entered into by the Acquiring Fund with respect to each Reorganization, included as Appendix A to the Registration Statement (the "Agreement and Plan of Reorganization");

             (f) the opinion of Bingham McCutchen LLP dated as of the date hereof; and

             (g) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

      As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Acquiring Fund.

      In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so, (v) each person signing in a representative capacity (other than on behalf of the Acquiring Fund) any document reviewed by us had authority to sign in such capacity, (vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded, (vii) shareholders of the Acquiring Fund will approve the issuance of the Shares to be issued as described in the Registration Statement and (viii) that each Agreement and Plan of Reorganization will be duly completed, executed and delivered by the parties thereto in substantially the form of the copy referred to in paragraph (e) above.

      We have also assumed for the purposes of this opinion that the Declaration, the By-laws, Resolutions and the Agreement and Plan of Reorganization will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Shares and that there will not have been any changes in applicable law or any other facts or circumstances relating to the Reorganizations as of the date of the issuance of such Shares.

      We have also assumed that the Fund has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the State of Massachusetts) in connection with the transactions contemplated by, and the performance of its obligations with respect to, the Reorganization. We have also assumed that the Shares will be executed and delivered in substantially the form reviewed by us.

      Based on the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with terms, conditions, requirements and procedures set forth in the Declaration and By-laws, as well as the accuracy of our other assumptions, will be validly issued, fully paid and nonassessable, except that,


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June 29, 2011
Page 3



as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

      In rendering the foregoing opinion, we have relied upon the opinion of Bingham McCutchen LLP expressed in their letter dated as of the date hereof. The opinion expressed herein is subject to all of the qualifications, limitations and assumptions set forth in the opinion of Bingham McCutchen LLP.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission issued thereunder.

                                        Very truly yours,



                                        CHAPMAN AND CUTLER LLP